                                 UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                       Date of Report:  October 24, 1997
               Date of Earliest Event Reported:  October 9, 1997


                    TELE-COMMUNICATIONS INTERNATIONAL, INC.
          ----------------------------------------------------------
          (Exact name of Registrants as specified in their charters)


                               State of Delaware
                ----------------------------------------------
                (State or other jurisdiction of incorporation)


                    0-26264                          84-1289408
       -----------------------------------        ----------------
          (Commission File Number)                (I.R.S. Employer
                                               Identification Number)


                  5619 DTC Parkway
                  Englewood, Colorado                        80111
          -----------------------------------         --------------------
       (Address of principal executive offices)             (Zip Code)


      Registrants' telephone number, including area code:  (303) 267-5500
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Item 5.   Other Events.
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On October 9, 1997, Tele-Communications International, Inc. ("TINTA" or the
"Company") sold 14.5% of its 51% interest in Cablevision S.A. and certain affiliated companies ("Cablevision") to CEI Citicorp Holdings Sociedad Anonima ("CEI") and T.I. Telefonica Internacional de Espana S.A. ("Telefonica", together with CEI, the "Buyers") for cash proceeds of $120 million ($21 million of which was received during the third quarter of 1997) (the "Cablevision Sale"). Cash proceeds received by TINTA from the Cablevision Sale of $120 million were based on a negotiated value of $210 million for approximately one-half of TINTA's 51% interest in Cablevision. In addition, on October 9, 1997, Cablevision issued 3,541,829 shares of stock in the aggregate to the Buyers (the "Cablevision Stock Issuance") for $80 million in cash and notes receivable with an aggregate principal amount of $240 million, plus accrued interest at LIBOR, due within the earlier of two years or at the request of Cablevision's board of directors. The Cablevision Stock Issuance further reduced TINTA's interest in Cablevision to 26.24%. TINTA will continue to have the right to manage Cablevision (pursuant to a five-year management contract that was entered into in connection with the Cablevision Sale), and all material corporate transactions of Cablevision will require the Company's approval, so long as the Company maintains a 16% interest in Cablevision. The Buyers also purchased the additional 39% interest in Cablevision that the Company had the right to acquire.



Item 7.   Financial Statements and Exhibits
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(c)  Exhibits
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     10.1   Stock Purchase and Capital Contribution Agreement entered into as of
            September 22, 1997 by and among (i) Tele-Communications International, Inc., (ii) Eduardo Eurnekian et.al., (iii) CEI Citicorp Holdings S.A. and (iv) T.I. Telefonica Internacional de Espana S.A.

     10.2 Shareholders Agreement dated October 9, 1997 between (i) Tele-Communications International, Inc., (ii) CEI Citicorp Holdings Sociedad Anonima, (iii) Southtel Equity Corporation, (iv) T.I. Telefonica Internacional de Espana S.A. and (v) Martin Eurnekian.

     10.3 Management Agreement dated October 9, 1997 by and between Cablevision S.A. and TINTA Cable Management, Inc., a wholly owned subsidiary of Tele-Communications International, Inc.
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                                   SIGNATURES
                                   ----------


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:  October 24, 1997



                                        TELE-COMMUNICATIONS INTERNATIONAL, INC.
                                        (Registrant)



                                        By: /s/ Graham Hollis
                                            ------------------------------
                                            Graham Hollis
                                             Executive Vice President and
                                              Chief Financial Officer
                                               (Principal Financial Officer)